Exhibit 99.1

LNB Bancorp, Inc. Declares Quarterly Dividend on Series B Preferred Shares

LORAIN, Ohio--(BUSINESS WIRE)--January 24, 2012--The Board of Directors of LNB Bancorp, Inc. (NASDAQ: LNBB) has declared a cash dividend of $12.50 per share, or approximately $315,000, on LNB’s Fixed Rate Cumulative Perpetual Preferred Stock Series B , payable on February 15, 2012 to the shareholder of record as of February 3, 2012.

About LNB Bancorp, Inc.

LNB Bancorp, Inc. is a $1.2 billion bank holding company. Its major subsidiary, The Lorain National Bank, is a full-service commercial bank, specializing in commercial, personal banking services, residential mortgage lending and investment and trust services. The Lorain National Bank and Morgan Bank serve customers through 20 retail-banking locations and 29 ATMs in Lorain, eastern Erie, western Cuyahoga and Summit counties. North Coast Community Development Corporation is a wholly owned subsidiary of The Lorain National Bank. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission, visit us at http://www.4lnb.com.

CONTACT:
For LNB Bancorp, Inc.
Peter R. Catanese, 440-244-7126